SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2006

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; and

Item 3.02	Unregistered Sales of Equity Securities

On March 24, 2006, Titan Global Holdings, Inc. (the “Company”) issued a 10% convertible Promissory Note (the “Note”) in the maximum principal amount of $450,000 to Farwell Equity Partners LLC (“Farwell”), a principal stockholder of the Company. Through March 24, 2006, $300,000 has been advanced to the Company. The Note matures on December 31, 2006. At any time prior to or at the time of repayment of the Note by the Company, Farwell may elect to convert some or all of the principal and interest thereunder into shares of the Company’s common stock at the rate of $0.10 per share. The Note bears interest at 10% per annum payable monthly in arrears.

The Company also issued to Farwell warrants to purchase 6,750,000 shares of the Company’s common stock. The warrants are exercisable at a price of $0.23 and expire on March 24, 2013.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) with respect to the foregoing, pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

4.1	10% Convertible Promissory Note, dated March 24, 2006

4.2	Common Stock Purchase Warrant dated March 24, 2006

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Curtis Okumura
Curtis Okumura
President & Chief Executive Officer
Date: March 29, 2006